EXHIBIT 99.1

MercadoLibre, Inc. Reports Second Quarter 2016 Financial Results

43.7 million Sold Items, up 45%, 31.9 million Total Payment Transactions, up 76%

Net Revenues of $199.6 million, growing 29% in USD, 73% in local currencies

Net Income of $15.9 million, resulting in EPS of $0.36.

BUENOS AIRES, Argentina, Aug. 04, 2016 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the three month period ended June 30, 2016.

Pedro Arnt, Chief Financial Officer of Mercado Libre, Inc., commented, “The second quarter of 2016 was one of our strongest quarters ever. Not only have we maintained high growth rates on key operational and financial metrics by executing well, but we are also pleased to report that our enhanced marketplace vision continues to consolidate in our larger markets, and, perhaps more importantly, is starting to materialize outside of those main geographies.”

Second Quarter 2016 Business Highlights

  Items sold during second quarter of 2016 were 43.7 million, accelerating to 44.7 % year-over-year, the highest growth since 2009. This year on year increase was primarily driven by Brazil and Argentina, which grew 56.6% and 46.4% respectively. Gross Merchandise Volume was $2,004.7 million, a 21.2% growth in USD and 67.9 % in local currencies. Excluding Venezuela, Gross Merchandise Volume grew 57.3% on an FX neutral basis.
  Total payment volume was $1,816.9 million, a year-over-year growth of 50.6% in USD and 101.6% in local currencies. Total payment transactions through MercadoPago were 31.9 million, a 76.0% growth year over year.

Materializing our enhanced marketplace vision through successful execution

  MercadoPago’s on platform penetration reached a record high of 75%, almost 20 percentage points higher than last year. Additionally, in June 2016 the company successfully launched MercadoPago in Peru.
  MercadoPago’s Merchant services business continues to deliver positive results, growing 102% year-over-year in local currencies, and maintaining triple digit growth for the fifth consecutive quarter, driven by execution of key initiatives — such as open platform integrations, special dates, and commercial efforts, as well as enhancements in functionalities and user experience.
  Total items shipped through MercadoEnvios, grew 104% year-over-year to 20.3 million units. MercadoEnvios shipped over 70% of items sold Brazil, 32% in Mexico, and close to 25% in Colombia after only 12 months of operation.
  Advertising revenues grew 124% in local currencies, as the Product ad format consolidates across devices.  50% of total advertising revenue streams are attributed to Product ads on mobile devices.
  The company opened a new Customer Service center in Colombia, to better serve users in different time zones and provide a differentiated customer service experience. This quarter NPS scores continued to experience improvements.

Second Quarter 2016 Financial Highlights

  Net revenues for the second quarter were $199.6 million, a year-over-year growth of 29.4% and 72.5% in local currencies. Excluding Venezuela, Net revenues grew 29.3% in USD and 68.2% in local currencies. In Brazil, local currency revenue growth was 61.4%. Marketplace revenues grew 66.6% in local currencies and increased 21.5% in USD, while non-marketplace revenues grew 81.9% in local currencies and 41.3% in USD, explained mainly by the growth of MercadoPago -financing and merchant services-, Shipping and Advertising.
  Gross profit for the second quarter of 2016 was $126.3 million. Gross profit margin was 63.3%, compared to 67.4% in the second quarter of 2015. Most of the margin compression is explained by an increase in payment processing fees and sales taxes over revenues, related to the growth of Mercado Pago and MercadoEnvios.
  From March 31st 2016 through June 30th 2016, the SIMADI exchange rate in Venezuela increased from 273 BsF per US Dollar to 628 BsF per US Dollar. As a result, the company recorded a $16.9 million loss in the quarter that includes an impairment charge on long lived assets of $13.7 million, a Forex loss of $4.9 million, partially offset by deferred income tax gains of $1.7 million.
  Total operating expenses ascended to $94.1 million, up 35.7% from last year’s second quarter on an as reported basis. As a percentage of revenues operating expenses was 47.1%, up from 44.9% in the second quarter of 2015.
  Income from operations was, as a result, $32.2 million, down 7.1% year-over-year, on an as reported basis. As a percentage of revenues, income from operations was 16.1%, down from 22.4% during the same period in 2015.
  Interest income grew 75.2% year-over-year to $8.0 million, attributable to higher interest rates particularly in Argentina, and larger amounts invested.
  The company incurred a $6.6 million loss in financial expenses, mainly as a consequence of interest accruals on the Convertible Bond issued in 2014.
  Forex was negative $5.4 million mainly due to the depreciation of our net monetary asset position in local currency in Venezuela.
  Net income before taxes was $28.2 million, down 16% year-over-year on an as reported basis.
  Income tax expense was $12.4 million during the second quarter, yielding a blended tax rate for the period of 44%. Excluding the impact of the Venezuelan impairments on G&A, forex, and tax, the blended tax rate for the second quarter would have been 30%.
  Net income as reported for the quarter was $15.9 million dollars, resulting in a margin of 7.9%, down 19% year-over-year, and resulting in basic net income per share of 36 cents.
  Excluding the impact of the Venezuelan write offs that occurred during the quarter, operating income would have increased 33% to 45.9 million dollars, representing 23% of revenues, versus 22.4% a year ago, and 19.3% during the first quarter of 2016. Net income would have been $32.7 million dollars, a margin of 16.4%, and earnings per share of 74 cents, vs 12.6% and 44 cents a year ago respectively.
  Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets, advances for property and equipment net of financial liabilities and payment for acquired businesses net of cash acquired, was $29.1 million. *

 (*) See note on “Non-GAAP Financial Measures”

Second Quarter 2016 Corporate Highlights

  On June 1st, 2016, Mercado Libre completed the acquisition of Axado Informação e Tecnologia S.A., a company that develops logistic software for the e-commerce industry in Brazil.
  The company declared a quarterly dividend of $0.15 per share; the payment date was on October 14, 2016 to stockholders of record as of September 30, 2016.

The following table summarizes certain key performance metrics for the three months ended June 30, 2016 and 2015.

	Three months ended June 30, (in MM)
				%YoY Local
	2016	2015	%YoY	Currency
Total confirmed registered users at the end of period	158.6	132.3	19.9%	-
New confirmed registered users during the period	7.1	5.6	27.2%	-
Gross merchandise volume	$2,004.7	$1,653.5	21.2%	67.7%
Items sold	43.7	30.2	44.7%	-
SI Shipped	20.3	10.0	104%
Total payment volume	$1,816.9	$1,206.0	50.6%	101.6%
Total payment transactions	31.9	18.1	76.0%	-

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16
Brazil	58%	47%	42%	54%	61%
Argentina	90%	83%	79%	71%	89%
Mexico	26%	26%	29%	42%	35%
Ven	284%	281%	272%	249%	185%
Others	12%	3%	14%	19%	30%
Total	88%	68%	69%	75%	73%

Table of Year-on-Year USD Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16
Brazil	15%	-5%	-6%	13%	41%
Argentina	71%	64%	52%	2%	19%
Mexico	7%	0%	6%	18%	15%
Ven	-65%	-4%	-7%	-13%	31%
Others	-4%	-13%	-8%	-1%	14%
Total	17%	14%	12%	6%	29%

Conference Call and Webcast

The Company will host a conference call and audio webcast on August 4, 2016 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 53806354) and requesting inclusion in the call for Mercado Libre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Excluding Venezuela – Given the current currency distortions and hyperinflation present in Venezuela, the Company’s growth data disclosed above excludes the impact of the results of operations from its Venezuelan subsidiaries. The disclosure of this data enables investors to evaluate the company’s operating performance from period to period without the distortions caused by Venezuela’s hyperinflation and foreign exchange policies.

Free Cash Flow – Defined as cash flows from operating activities less payment and advances for the acquisition of property, equipment, intangible assets net of financial liabilities and payment for acquired business net of cash acquired.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2015 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the Mercado Libre Marketplace.

Local Currency Growth Rates – Refer to FX Neutral definition

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July’12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July ’12, registration and confirmation take place in the same step of the registration flow.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

About Mercado Libre

Founded in 1999, Mercado Libre is Latin America's leading e-commerce technology company. Through its primary platforms, Mercado Libre.com and Mercado Pago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

Mercado Libre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The Mercado Libre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$144,016	$166,881
Short-term investments	251,416	202,112
Accounts receivable, net	40,055	28,428
Credit cards receivables, net	215,437	131,946
Prepaid expenses	6,004	6,007
Inventory	990	222
Other assets	15,349	9,577
Total current assets	673,267	545,173
Non-current assets:
Long-term investments	157,832	187,621
Property and equipment, net	104,808	81,633
Goodwill	96,150	86,545
Intangible assets, net	29,126	28,991
Deferred tax assets	36,417	29,688
Other assets	42,549	43,955
Total non-current assets	466,882	458,433
Total assets	$1,140,149	$1,003,606
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$86,068	$62,038
Funds payable to customers	277,528	203,247
Salaries and social security payable	32,786	32,918
Taxes payable	16,419	10,092
Loans payable and other financial liabilities	782	1,965
Other liabilities	2,148	7,667
Dividends payable	6,624	4,548
Total current liabilities	422,355	322,475
Non-current liabilities:
Salaries and social security payable	10,239	10,422
Loans payable and other financial liabilities	296,691	294,342
Deferred tax liabilities	32,099	27,049
Other liabilities	14,198	9,860
Total non-current liabilities	353,227	341,673
Total liabilities	$775,582	$664,148

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,157,341 and 44,156,854 shares issued and outstanding at June 30,
2016 and December 31, 2015, respectively	$44	$44
Additional paid-in capital	137,979	137,923
Retained earnings	473,627	440,770
Accumulated other comprehensive loss	(247,083)	(239,279)
Total Equity	364,567	339,458
Total Liabilities and Equity	$1,140,149	$1,003,606

Consolidated statements of income

	Six Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
Net revenues	$357,274	$302,417	$199,644	$154,314
Cost of net revenues	(128,794)	(95,019)	(73,346)	(50,311)
Gross profit	228,480	207,398	126,298	104,003

Operating expenses:
Product and technology development	(46,157)	(36,885)	(24,216)	(19,639)
Sales and marketing	(68,020)	(55,317)	(35,337)	(29,115)
General and administrative	(37,910)	(38,746)	(20,841)	(20,612)
Impairment of Long-Lived Assets	(13,717)	(16,226)	(13,717)	—
Total operating expenses	(165,804)	(147,174)	(94,111)	(69,366)
Income from operations	62,676	60,224	32,187	34,637

Other income (expenses):
Interest income and other financial gains	15,300	8,991	8,049	4,683
Interest expense and other financial losses	(12,315)	(10,151)	(6,631)	(5,201)
Foreign currency losses	(240)	(9,217)	(5,387)	(648)
Net income before income / asset tax expense	65,421	49,847	28,218	33,471

Income / asset tax expense	(19,316)	(28,663)	(12,360)	(14,008)
Net income	$46,105	$21,184	$15,858	$19,463

	Six Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015
Basic EPS
Basic net income
Shareholders per common share	$1.04	$0.48	$0.36	$0.44
Weighted average of outstanding common shares	44,157,151	44,155,035	44,157,341	44,155,271
Diluted EPS
Diluted net income
Shareholders per common share	$1.04	$0.48	$0.36	$0.44
Weighted average of outstanding common shares	44,157,151	44,155,035	44,157,341	44,155,271

Cash Dividends declared	0.150	0.206	0.150	0.103

Consolidated statements of cash flows

	Six Months Ended June 30,
	2016	2015

Cash flows from operations:
Net income	$46,105	$21,184
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized Devaluation Loss, net	5,162	10,862
Impairment of Long-Lived Assets	13,717	16,226
Depreciation and amortization	13,178	10,970
Accrued interest	(7,918)	(5,769)
Non cash interest and convertible bonds amortization of debt discount and Amortization of debt issuance costs	4,705	8,562
LTRP accrued compensation	10,126	8,463
Deferred income taxes	(1,981)	7,736
Changes in assets and liabilities:
Accounts receivable	(2,833)	(19,342)
Credit Card Receivables	(78,334)	(52,553)
Prepaid expenses	9	(2,327)
Inventory	(637)	—
Other assets	(7,704)	(4,122)
Accounts payable and accrued expenses	(15,133)	40,974
Funds payable to customers	59,309	52,006
Other liabilities	(566)	(652)
Interest received from investments	7,650	4,613
Net cash provided by operating activities	44,855	96,831
Cash flows from investing activities:
Purchase of investments	(1,559,095)	(950,636)
Proceeds from sale and maturity of investments	1,565,336	926,058
Payment for acquired businesses, net of cash acquired	(7,284)	(45,009)
Purchases of intangible assets	(49)	(1,367)
Advance for property and equipment	(4,963)	(7,473)
Purchases of property and equipment	(32,590)	(16,305)
Net cash used in investing activities	(38,645)	(94,732)
Cash flows from financing activities:
Payments on loans payable and other financing	(6,299)	(4,438)
Dividends paid	(11,172)	(11,878)
Repurchase of Common Stock	—	(2,714)
Net cash used in financing activities	(17,471)	(19,030)
Effect of exchange rate changes on cash and cash equivalents	(11,604)	(35,822)
Net decrease in cash and cash equivalents	(22,865)	(52,753)
Cash and cash equivalents, beginning of the period	$166,881	223,144
Cash and cash equivalents, end of the period	$144,016	$170,391

Financial results of reporting segments

	Three Months Ended June 30, 2016
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$102,889	$67,701	$11,452	$7,461	$10,141	$199,644
Direct costs	(61,462)	(38,446)	(9,200)	(4,094)	(7,138)	(120,340)
Impairment of Long-lived Assets	-	-	-	(13,717)	-	(13,717)
Direct contribution	41,427	29,255	2,252	(10,350)	3,003	65,587

Operating expenses and indirect costs of net revenues						(33,400)
Income from operations						32,187

Other income (expenses):
Interest income and other financial gains						8,049
Interest expense and other financial losses						(6,631)
Foreign currency losses						(5,387)
Net income before income / asset tax expense						$28,218

	Three Months Ended June 30, 2015
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$72,867	$56,830	$9,991	$5,714	$8,912	$154,314
Direct costs	(43,995)	(29,057)	(6,646)	(2,631)	(5,912)	(88,241)
Direct contribution	28,872	27,773	3,345	3,083	3,000	66,073

Operating expenses and indirect costs of net revenues						(31,436)
Income from operations						34,637

Other income (expenses):
Interest income and other financial gains						4,683
Interest expense and other financial losses						(5,201)
Foreign currency loss						(648)
Net income before income / asset tax expense						$33,471

Non-GAAP Financial Measures

To supplement the condensed consolidated financial statements presented in accordance with U.S. GAAP, the Company uses the following non-GAAP measures: free cash flows, foreign exchange neutral measures, and, for the purpose of excluding Venezuela from consolidated results, “Venezuela adjusted measures” including adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with U.S. GAAP. These non-GAAP financial measures should only be used to evaluate the Company’s results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property, equipment, of intangible assets net of financial liabilities and of businesses net of cash acquired that may not be indicative of the Company’s core operating results. In addition, free cash flows are reported to investors because the Company believes that the inclusion of this measure provides consistency in the financial reporting. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the Company’s operations after the purchases of property, and equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period.

The following table shows a reconciliation of Operating Cash Flows to Free Cash Flows:

	Three-month Periods Ended
	June 30,
(In millions)	2016	2015

Net Cash provided by Operating Activities	$56.7	$58.6
Payment for acquired business, net of cash acquired	(5.5)	(45.0)
Advance for property and equipment	(4.1)	(7.5)
Purchase of intangible assets	(0.0)	(0.5)
Purchase of property and equipment	(18.0)	(9.0)
Free cash flow	29.1	(3.3)

(*) The table above may not total due to rounding.

The Company believes that FX neutral measures compared with the most directly GAAP measure provides investors a better understanding of the current financial performance of our business excluding the FX impact in each line of our P&L. Specifically, the Company believes these non-GAAP measures provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended June 30, 2016:

	Three-months Periods Ended June 30, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2016	2015	Percentage Change	2016	2015	Percentage Change
Net revenues	$199.6	$154.3	29.4%	$266.2	$154.3	72.5%
Cost of net revenues	(73.3)	(50.3)	45.7%	(97.5)	(50.3)	93.7%
Gross profit	126.3	104.0	21.5%	168.8	104.0	62.3%

Operating expenses:	(80.4)	(69.4)	15.9%	(135.8)	(69.4)	95.8%
Impairment of Long-Lived Assets	(13.7)	—	-100.0%	(13.7)	—	-100.0%
Total operating expenses	(94.1)	(69.4)	35.7%	(149.5)	(69.4)	115.5%
Income from operations	32.2	34.6	-7.1%	19.3	34.6	-44.4%

 (*) The table above may not total due to rounding.

Moreover, the Company believes that the Venezuela adjusted measures provide useful information to both management and investors by excluding the foreign exchange loss attributable to the devaluation in Venezuela and the impairment of long-lived assets, because it may not be indicative of the ordinary course of our business. In addition, the Venezuela adjusted measures are reported to investors to provide consistency in the Company’s financial reporting and because these financial measures provide useful information to management and investors about what the Venezuela adjusted measures, would have been, had the foreign exchange loss in Venezuela and the impairment of long-lived assets not occurred. A limitation of the utility of the Venezuela measures, as measures of financial performance is that they do not represent the total foreign exchange effect in the Income Statement for the periods presented:

	Six-month period ended (**)		Three-month period ended (**)
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income before income / asset tax expense	$65.4	$49.8	$28.2	$33.5
Devaluation loss in Venezuela	7.2	20.4	4.9	—
Impairment of long-lived assets in Venezuela	13.7	16.2	13.7	—
Adjusted Net income before income / asset tax expense	$86.3	$86.5	$46.8	$33.5
Income and asset tax expense	$(19.3)	$(28.7)	$(12.4)	$(14.0)
Income tax effect on devaluation loss in Venezuela	(4.8)	(3.8)	(1.7)	—	(1)
Adjusted Income and asset tax	$(24.1)	$(32.5)	$(14.1)	$(14.0)
Net Income	$46.1	$21.2	$15.9	$19.5
Devaluation loss in Venezuela	7.2	20.4	4.9	—
Impairment of long-lived assets in Venezuela	13.7	16.2	13.7	—
Income tax effect on devaluation loss in Venezuela	(4.8)	(3.8)	(1.7)	—	(1)
Adjusted Net Income	$62.2	$54.0	$32.7	$19.5
Weighted average of outstanding common shares	44,157,151	44,155,035	44,157,341	44,155,271
Adjusted Earnings per share	$1.41	$1.22	$0.74	$0.44
Adjusted Blended Tax Rate (2)	28.0%	37.5%	30.1%	41.9%

 (**)  Stated in millions of U.S. dollars, except for share data. The table above may not total due to rounding.

(1) Income tax charge related to the Venezuela devaluation under local tax regulations.
(2) Adjusted Income and asset tax over Adjusted Net income before income / asset tax expense.

CONTACT:
MercadoLibre, Inc.
Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com